SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.01: PRESS RELEASE DATED APRIL 16, 2002

Item 5. Other Events

ITEM 4

     The Securities and Exchange Commission will publish a new notice reflecting the previously revised terms of Xcel Energy’s offer. The notice will extend the earliest date by which the SEC could enter an order authorizing Xcel Energy to consummate the offer under the Public Utility Holding Company Act to May 7, 2002. As a result, Xcel Energy has extended the expiration of the offer to midnight, Eastern Daylight Time, on May 8, 2002. The other terms and conditions of the offer remain unchanged.

     Although Xcel Energy believes its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those contained in the forward-looking statements include the satisfaction of all conditions to the exchange offer that cannot be waived, including the approval of the SEC under the Public Utility Holding Company Act, and the satisfaction or waiver of conditions to the exchange offer that may be waived. Some of the conditions to the exchange offer include the receipt of all required regulatory approvals, the tender by the public stockholders of a minimum number of their shares and the absence of an injunction or litigation concerning the exchange offer. In light of these uncertainties, there can be no assurances that the exchange offer will be completed.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.01	Press release of Xcel Energy announcing extension of the exchange offer, dated April 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ EDWARD J. MCINTYRE Edward J. McIntyre Vice President and Chief Financial Officer

April 16, 2002